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                                 [PRESS RELEASE]

                                  [LETTER HEAD]

FED ONE BANCORP ANNOUNCES STOCK REPURCHASE

     Wheeling, West Virginia....Fed One Bancorp, Inc.(NASDAQ: FOBC) today announced that the Company's Board of Directors authorized the repurchase of up to 127,567 shares, or approximately five percent of the company's outstanding common stock. The Company recently completed its repurchase of 133,941 shares from a previously announced repurchase program.

     Repurchases are authorized to be made by the Company from time to time in open-market transactions during the next six months as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     Alan E. Groover, Chairman, President and Chief Executive Officer stated:
"The repurchase program reflects management's belief that the current price of the common stock does not adequately reflect the Company's intrinsic value."

     The corporate office of Fed One Bancorp is located in Wheeling, West Virginia and its subsidiary, Fed One Bank, operates eight banking offices in West Virginia and one banking office in Ohio.






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